Exhibit 99.1

KULR Technology Group to Present at the Energy Storage Systems

Safety & Reliability Forum on May 4th, 2022

SAN DIEGO / GLOBENEWSWIRE / April 05, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, today announced that it will present at the 6th annual virtual Energy Storage Systems Safety & Reliability Forum hosted on May 4-5, 2022. KULR is a Gold Sponsor of the event, which is in its 6th year of leading presentations and interactive discussions featuring a diverse group of safety and reliability experts representing energy storage and grid technology developers, utilities, integrators, testing and certification labs, as well as the national laboratories and academia.

Dr. William Walker, Director of Engineering at KULR Technology Group, will present during the Battery Safety Research track which begins at 10:30 a.m. PT on Wednesday, May 4th, 2022. The presentation will be webcast live here and an archived webcast of the presentation will be made available on KULR's website at https://kulrtechnology.com/category/presentations.

Sponsored by the Department of Energy (“DoE”) Office of Electricity’s Energy Storage Program, the Energy Storage Safety and Reliability Forum at Pacific Northwest National Laboratory (“PNNL”) will focus on the current state of energy storage safety and reliability and identify additional R&D efforts to advance the DoE roadmap for energy storage. The forum will also examine key challenges, opportunities, and potential solutions for improving the safety and reliability of energy storage systems.

“I am beyond excited to be a part of the conversation at this year’s forum,” said Dr. Walker. “For energy storage systems, the risks of thermal runaway and cell-to-cell propagation events and the associated complexities of these failure modes continue to challenge the industry. I am eager to share how KULR’s engineering approach and intellectual property, and the science behind it, led to battery designs in energy storage, electric aviation, and space vehicle systems that are safe while still achieving necessary performance levels. At this year’s forum I look forward to both discussing this challenge at length and also to shed light on some innovative solutions.”

Registration is mandatory for forum participation. For more information on the forum please visit https://pnnl.cventevents.com/event/72fd610d-e8e3-478e-aa0b-135d254ad0c3/regProcessStep1.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Relations:

Annika Harper

The Antenna Group

KULR@antennagroup.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com